UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 19, 2008

VOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 201, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	561-998-3992

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Item 3.02	Recent Sale of Unregistered Securities

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2008 VOIS Inc. entered into an Agreement with Messrs. Gary Schultheis and Herbert Tabin, executive officers and directors of the company, which provided that they:

•           converted an aggregate of $204,500 which they had previously advanced to us into an aggregate of 1,022,500 shares of our common stock at a conversion price of $0.20 per share in full satisfaction of such amounts;

•           forgave accrued but unpaid compensation due them in the aggregate amount of $630,848.65; and

•           agreed to continue to serve in their current capacities at an annual base salary of $1.00 each.

A copy of the Agreement is filed as Exhibit 10.12 to this Current Report on Form 8-K.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.12	Form of Agreement dated December 19, 2008 by and between VOIS Inc., Gary Schultheis and Herbert Tabin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS, INC.

Date: December 19, 2008	By:	/s/ Gary Schultheis
Gary Schultheis, Chief Executive Officer and President